                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MERCANTILE MUTUAL FUNDS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------


     (5)  Total fee paid:

--------------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------


     (3) Filing Party:

--------------------------------------------------------------------------------


     (4) Date Filed:

--------------------------------------------------------------------------------

                        CONNING MONEY MARKET PORTFOLIO

                                      OF

                         MERCANTILE MUTUAL FUNDS, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     OF THE CONNING MONEY MARKET PORTFOLIO

                               ----------------

                                                              December 10, 1999

To the Shareholders of the
Conning Money Market Portfolio of
Mercantile Mutual Funds, Inc.

  A Special Meeting of Shareholders of the Conning Money Market Portfolio (the "Portfolio") of Mercantile Mutual Funds, Inc. (the "Fund") will be held on January 21, 2000, at 10:00 a.m. Eastern Time, at the offices of the Fund's administrator and transfer agent, BISYS Fund Services Ohio, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, for the purpose of considering and voting upon:

    (1) A proposal to approve a new sub-advisory agreement between Mississippi Valley Advisors Inc. ("MVA") and Conning Asset Management Company ("Conning") with respect to the Portfolio, the terms of which are substantially identical to the terms of the current sub-advisory agreement between MVA and Conning with respect to the Portfolio, and which will become effective on the date that Conning becomes an indirect subsidiary of Metropolitan Life Insurance Company; and

    (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  The proposal referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Special Meeting of Shareholders in person. Shareholders of record of the Portfolio at the close of business on November 19, 1999 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that the meeting can be held and a maximum number of shares may be voted.

                                          W. BRUCE McCONNEL, III
                                          Secretary


                      WE NEED YOUR PROXY VOTE IMMEDIATELY

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE SPECIAL MEETING OF SHAREHOLDERS OF THE FUND'S CONNING MONEY MARKET PORTFOLIO SCHEDULED FOR JANUARY 21, 2000 WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE ARE REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL IN ALLOWING THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY.

                        CONNING MONEY MARKET PORTFOLIO

                                      OF

                         MERCANTILE MUTUAL FUNDS, INC.
                               3435 Stelzer Road
                             Columbus, Ohio 43219

                               ----------------
                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercantile Mutual Funds, Inc. (the "Fund") for use at a Special Meeting of Shareholders of the Fund's Conning Money Market Portfolio (the "Portfolio") to be held at the offices of the Fund's administrator and transfer agent, BISYS Fund Services Ohio, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, on January 21, 2000, at 10:00 a.m. Eastern Time (such meeting and any adjournments thereof referred to as the "Meeting").

  It is expected that the solicitation of proxies will be primarily by mail. In connection with the solicitation, the Fund's service contractors have retained Automatic Data Processing to assist in the solicitation of proxies by mail and to tabulate votes returned at a cost of approximately $19,000. The Fund's officers and service contractors may also solicit proxies by telephone, facsimile or personal interview. Conning Asset Management Company ("Conning"), the proposed sub-adviser for the Portfolio as discussed in this Proxy Statement, or an entity controlling, controlled by, or under common control with Conning, will bear all proxy solicitation costs.

  Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the Meeting and electing to vote in person. This Proxy Statement and the enclosed Proxy are expected to be distributed to shareholders on or about December 15, 1999.

  A proxy is enclosed with respect to the shares you own in the Portfolio. If the proxy is executed properly and returned, the shares represented by it will be voted at the Meeting in accordance with the instructions thereon. Each full share is entitled to one vote and each fractional share to a proportionate fractional vote. If you do not expect to be present at the Meeting and wish your shares to be voted, please complete the enclosed proxy and mail it in the enclosed reply envelope.

                                 INTRODUCTION

  Mississippi Valley Advisors Inc. ("MVA"), the investment adviser for the Portfolio, appointed Conning as sub-adviser to the Portfolio pursuant to a sub-advisory agreement dated as of February 12, 1999 (the "Current Agreement"). Conning is an indirect subsidiary of GenAmerica Corporation ("GenAmerica"), which in turn is a wholly-owned subsidiary of General American Mutual Holding Company ("GAMHC").

  On August 10, 1999, following a request by General American Life Insurance Company ("GAL"), a Missouri stock life insurance company wholly owned by GenAmerica, the Missouri Department of Insurance (the "Department") placed GAL under administrative supervision. The immediate cause of the supervision order was GAL's inability to satisfy approximately $4 billion in surrenders by the holders of certain funding agreements. The effect of administrative supervision is that GAL began to operate under the Department's supervision in order to preserve GAL's assets against large immediate cash demands and to protect the interests of GAL's approximately 300,000 policyholders.

  The Department worked closely with GAL to explore possible solutions to this liquidity issue. A reorganization plan (the "Reorganization Plan") was developed involving the sale by GAMHC of all of the outstanding common stock of GenAmerica (and, accordingly, indirect ownership and control of all of GenAmerica's subsidiaries, including Conning) to Metropolitan Life Insurance Company ("MetLife") (the "MetLife Transaction") pursuant to a Stock Purchase Agreement dated as of August 26, 1999, as modified or amended from time to time. As a result of the MetLife Transaction, Conning will become an indirect subsidiary of MetLife. Consummation of the MetLife Transaction is subject to the satisfaction of a number of conditions. It is currently expected that the MetLife Transaction will be effected during December 1999 or during the first quarter of 2000. The MetLife Transaction will constitute an "assignment" of, and automatically terminate, the Current Agreement under the Investment Company Act of 1940, as amended (the "1940 Act").

  At a regular meeting of the Board of Directors of the Fund held on October 19, 1999, MVA recommended that Conning be reappointed as sub-adviser to the Portfolio. At that meeting, a new sub-advisory agreement (the "New Agreement") between MVA and Conning was approved by a majority of the members of the Board of Directors, as well as by a majority of those members of the Board of Directors who are not "interested persons" (as that term is defined in the 1940 Act) of any party to the New Agreement.

  To ensure that the automatic termination of the Current Agreement will not disrupt the sub-advisory services provided to the Portfolio, on November 5, 1999 Conning filed an application with the Securities and Exchange Commission ("SEC") seeking an exemptive order (the "Order") permitting Conning to continue to act as sub-adviser to the Portfolio under the New Agreement after the termination of the Current Agreement until approval of the New Agreement by shareholders of the Portfolio at a meeting to be held within 150 days after the later of (1) the date of the MetLife Transaction, or (2) the date on which the SEC grants the requested Order (the "Interim Period"). As a condition to the requested Order, during the Interim Period all sub-advisory fees payable under the New Agreement will be held in an interest-bearing escrow account. Such escrowed fees (plus interest) will be paid to Conning only if the New Agreement is approved by shareholders of the Portfolio. Although the Fund believes that the SEC will grant the requested Order, there is no assurance that the SEC will do so, even if the proposal presented to the Meeting is approved by shareholders of the Portfolio. In such an event, the Fund would consider what action would be appropriate in light of the SEC's response to the application for the Order.

  The Board of Directors of the Fund is proposing that shareholders of the Portfolio approve the New Agreement, which will become effective on the date of the MetLife Transaction. A copy of the New Agreement is attached to this Proxy Statement as Exhibit A. The description of the New Agreement that follows is qualified in its entirety by Exhibit A.

                       DESCRIPTION OF THE NEW AGREEMENT

  Terms and Fees. The terms and conditions of the New Agreement with Conning are substantially identical to those in the Current Agreement, except that the New Agreement will be dated as of the date of the MetLife Transaction and will have a different termination date than the Current Agreement.

  As investment adviser, MVA has agreed, subject to the general supervision of the Fund's Board of Directors and in accordance with the Portfolio's investment objective and policies, either directly or through a sub-adviser, to manage the Portfolio's assets, and to provide investment research and to be responsible for, make decisions with respect to and place orders for all purchases and sales of portfolio securities.

  The New Agreement provides that, subject to the supervision of the Fund's Board of Directors, Conning will assist MVA in providing a continuous investment program for the Portfolio, including research and management with respect to all securities, investments and cash equivalents. Pursuant to the New Agreement, Conning: (i) will determine from time to time in consultation with MVA what securities and other investments will be purchased, retained or sold for the Portfolio; (ii) will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer; (iii) will manage the Portfolio's overall cash position;
(iv) will attend regular business and investment-related meetings with the Fund's Board of Directors and MVA if requested to do so by the Fund and/or MVA; and (v) will maintain books and records with respect to the securities transactions for the Portfolio, furnish to MVA and the Fund's Board of Directors such periodic and special reports as they may request with respect to the Portfolio, and provide in advance to MVA all reports to the Board of Directors for examination and review within a reasonable time prior to the Fund's Board meetings.

  The maximum advisory fees payable by the Portfolio to MVA and the maximum sub-advisory fees payable by MVA to Conning will not change as a result of approval of the New Agreement. The maximum annual advisory fee rate payable by the Portfolio to MVA is .40% of the first $1.5 billion of the Portfolio's average daily net assets, .35% of the next $1.0 billion of net assets and .25% of net assets in excess of $2.5 billion, computed daily and payable monthly. Under both the Current Agreement and the New Agreement, the maximum annual sub-advisory fee rate payable by MVA to Conning is .30% of the first $1.5 billion of the Portfolio's average daily net assets, .25% of the next $1.0 billion of net assets and .15% of net assets in excess of $2.5 billion, computed daily and payable monthly. The sub-advisory fees payable by MVA to Conning under both the Current Agreement and the New Agreement are the responsibility of MVA and do not represent an additional charge to the Portfolio.

  The aggregate investment advisory fees (net of waivers) and sub-advisory fees (net of waivers) paid with respect to the Portfolio for the period February 16, 1999 (date of commencement of operations) through November 30, 1999 were $151,272.81 and $106,141.97, respectively, and the corresponding effective rates of the advisory fees (net of waivers) and sub-advisory fees (net of waivers) paid with respect to the Portfolio during the period February 16, 1999 (date of commencement of operations) through November 30, 1999 were
 .17% and .12%, respectively, of the Portfolio's average daily net assets. MVA and Conning have advised the Fund that they expect to continue to waive advisory and sub-advisory fees so that such fees (after waivers) will not exceed the annual rates of .17% and .12%, respectively of the Portfolio's average daily net assets. These fee waivers by MVA and Conning are voluntary and may be terminated at any time.

  The New Agreement provides that Conning will pay all expenses incurred by it in connection with its activities under the New Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio. The New Agreement also provides that Conning will exercise due care and diligence and use the same skill and care in providing services under the New Agreement as it uses in providing services to other investment companies, but that Conning shall not be liable for any action taken by it in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

  The New Agreement provides that Conning will bear a proportionate share of any expense reimbursements made by MVA under its advisory agreement with respect to the Portfolio, by waiving fees otherwise payable to it under the New Agreement, in the event that the Portfolio's aggregate expenses exceed the expense limitations of any state having jurisdiction over the Portfolio.

  Under the New Agreement, Conning agrees that it will place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Portfolio's policies and restrictions regarding brokerage allocations. In executing portfolio transactions and selecting brokers or dealers, Conning will use its reasonable best efforts to seek the most favorable execution of orders, after taking into consideration all factors that Conning deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Conning may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers that provide brokerage and research services. These brokerage and research services might consist of reports and statistics on specific companies or industries, general summaries of groups of stocks and bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy. Commissions paid to brokers or dealers providing these services may be higher than those which other qualified brokers or dealers would charge for effecting the same transactions, provided that Conning determines in good faith that such commissions are reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either a particular transaction or Conning's overall responsibility to the Portfolio and to the Fund.

  Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by MVA and Conning and does not reduce the advisory fees payable to MVA by the Portfolio. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which MVA or Conning exercises investment discretion. Conversely, the Portfolio may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other investment companies or accounts.

  Investment decisions for the Portfolio and other investment accounts managed by MVA and Conning will be made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then allocated in a manner believed by MVA or Conning to be equitable to each such account. While in some cases this practice could have a detrimental effect on the price or value of the security as far as the Portfolio is concerned, in other cases it may be beneficial to the Portfolio. To the extent permitted by law, Conning may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in executing transactions. Portfolio securities will not be purchased from or sold to MVA, Conning, the Fund's principal underwriter, or any affiliated person thereof, except as permitted by law.

  The New Agreement will become effective on the date of the consummation of the MetLife Transaction, and will thereafter continue in effect until January 31, 2001. Thereafter, if not terminated, the New Agreement would continue in effect for successive twelve-month periods, provided that such continuance is approved at least annually (i) by the vote of a majority of those members of the Board of Directors who are not parties to the New Agreement or "interested persons" (as that term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board of Directors or by the vote of a majority of the outstanding shares of the Portfolio.

  The New Agreement provides that it will terminate automatically in the event of its "assignment" (as that term is defined in the 1940 Act). Under the 1940 Act, an "assignment" generally will occur if either party to the New Agreement assigns its rights and duties thereunder to another party or if there is a change in control of either party to the New Agreement. The New Agreement also provides that it is terminable without penalty, by the Portfolio (by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding shares of the Portfolio) or by MVA or Conning on 60 days' written notice.

  Evaluation by the Fund's Directors. At a meeting held on October 19, 1999, the New Agreement was approved by a majority of the members of the Fund's Board of Directors, including a majority of those members of the Board of Directors who are not "interested persons" (as that term is defined in the 1940 Act) of any party to the New Agreement. As previously stated, the New Agreement will become effective on the date of the MetLife Transaction, subject to approval by the Portfolio's shareholders.

  In considering whether to approve the New Agreement and to submit the New Agreement to shareholders of the Portfolio for their approval, the Board of Directors considered the following factors: (a) Conning's representations that it would provide investment advisory and other services to the Portfolio of a scope and quality at least equivalent, in the Board's judgment, to the scope and quality of services currently provided to the Portfolio; (b) the performance of the Portfolio since the commencement of operations; (c) the terms and conditions contained in the New Agreement, that are substantially identical to those in the Current Agreement; and (d) Conning's representation that it expected that the persons currently responsible for the investment policies of Conning would be the same persons who would direct Conning's investment policies following the MetLife Transaction. Based on the foregoing factors, each of which was considered material by the Fund's Board of Directors, the Directors concluded that approval of the New Agreement was in the best interests of the Portfolio and its shareholders.

  Ronald D. Winney, a member of the Board of Directors and Treasurer of the Fund, owns shares of Firstar Corporation, MVA's ultimate parent. Mr. Winney's wife owns a life insurance policy issued by GAL. Robert M. Cox, a member of the Board of Directors of the Fund, also owns life insurance policies issued by GAL.

  Voting Procedures. The approval of the New Agreement requires the affirmative vote of the holders of a "majority of the outstanding shares" of the Portfolio (as defined by the 1940 Act), which means the lesser of (i) the holders of 67% or more of the shares of the Portfolio present at the Meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Portfolio.

  If the New Agreement is approved by shareholders at the Meeting, MVA, which has principal offices located at One Mercantile Center, Seventh & Washington Streets, St. Louis, Missouri 63101, will continue to serve as the Portfolio's adviser under its existing advisory agreement dated as of April 1, 1991 and Conning will continue to serve as the Portfolio's sub-adviser under the New Agreement. If the New Agreement is not approved by the shareholders of the Portfolio, (1) MVA will consider other alternatives, including the possible recommendation of another sub-adviser, and (2) except for an amount equal to the actual out-of-pocket costs incurred by Conning for providing sub-advisory services to the Fund during the Interim Period (which amount will be paid to Conning), the sub-advisory fees payable by MVA during the Interim Period (plus any interest earned thereon) will be returned to the Portfolio.

                 THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT
                   SHAREHOLDERS VOTE "FOR" THE NEW AGREEMENT

                              VOTING INFORMATION

  Record Date. Only shareholders of record of the Portfolio at the close of business on November 19, 1999 will be entitled to vote at the Meeting. On that date, there were 230,726,288.280 Class T shares of common stock, representing interests in the Portfolio, outstanding and entitled to be voted at the Meeting.

  Quorum. A quorum is constituted with respect to the Portfolio by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), will be treated as shares that are present at the Meeting but which have not been voted. Abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of the New Agreement.

  In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies, or their substitutes, may proposed one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such adjournment, and will vote those proxies required to be voted AGAINST the proposal against any adjournment.

  Other Shareholder Information. At the record date for the Meeting, Donaldson Lufkin & Jenrette Securities, Pershing Division, One Pershing Plaza, Jersey City, New Jersey 07399-0002, held of record 97.76% of the Portfolio's outstanding shares as agent for its customers but did not possess voting or investment power with respect to such shares. To the Fund's knowledge, at the record date, no person possessed sole or shared voting or investment power with respect to 5% or more of the Portfolio's outstanding shares.

  As of the record date, the Directors and officers of the Fund as a group, owned less than 1% of the outstanding shares of the Portfolio.

                            ADDITIONAL INFORMATION

  Conning. Conning, a Missouri corporation, is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended. As of September 30, 1999, Conning had approximately $34 billion in assets under management.

  Conning is a wholly-owned subsidiary of Conning & Co., a Connecticut corporation, which in turn is a wholly-owned subsidiary of Conning, Inc., a Delaware corporation, which in turn is a wholly-owned subsidiary of Conning Corporation, a publicly-traded company (Nasdaq National Market, symbol "CNNG") and a Missouri corporation. Approximately 61% of the issued and outstanding voting securities of Conning Corporation are owned by GAL, a Missouri stock life insurance company, which in turn is a wholly-owned subsidiary of GenAmerica, a Missouri corporation, which in turn is a wholly-owned subsidiary of GAMHC, a Missouri corporation. As a result of the MetLife Transaction, MetLife will acquire all of the issued and outstanding common stock of GenAmerica and Conning will become an indirect subsidiary of MetLife. To the Fund's knowledge, as of November 19, 1999, no person owned beneficially or of record 10% or more of any class of issued and outstanding voting securities of MetLife.

  The principal offices of Conning, Conning & Co., Conning, Inc., Conning Corporation, General American Life Insurance Company, GenAmerica and GAMHC are located at 700 Market Street, St. Louis, Missouri 63101. MetLife's principal offices are located at One Madison Avenue, New York, New York 10010-3690.

  The name and principal occupation of the principal executive officers and each director of Conning as of November 19, 1999 were as follows:

Name*                     Position with Conning             Principal Occupation
-----                     ---------------------             --------------------
John B. Clinton......... Executive Vice President Executive Vice President of Conning
                                                  Corporation; Executive Vice President of
                                                  Conning & Company

Michael D. McLellan..... Executive Vice President Executive Vice President of Conning
                                                  Corporation; Director and President of
                                                  Red Oak Realty and White Oak Realty
                                                  Company; Director of Conning Mortgage
                                                  Investment Trust, Inc.

Donald L. McDonald...... Director, Executive Vice Executive Vice President of Conning
                         President and Chief      Corporation and Conning & Company
                         Investment Officer

Thomas D. Sargent....... Executive Vice President Executive Vice President of Conning
                                                  Corporation; Executive Vice President of
                                                  Conning & Company

Fred M. Schpero......... Director, Senior Vice    Senior Vice President and Chief
                         President and Chief      Financial Officer of Conning
                         Financial Officer        Corporation; Senior Vice President,
                                                  Secretary, Chief Financial Officer, and
                                                  Director of Conning, Inc., and Conning &
                                                  Company; Director of Conning Mortgage
                                                  Investment Trust, Inc.

--------
* The address of Messrs. McLellan and Schpero is 700 Market Street, St. Louis, MO 63101. The address of Messrs. Clinton, McDonald, and Sargent is CityPlace II, 185 Asylum St., Hartford, CT 06103.

  Conning also serves as adviser or sub-adviser to the following registered investment companies, which have investment objectives similar to the
Portfolio:

                                                           Approximate
Name of                                                   Net Assets at               Annual Rate
Investment Company                                      September 30, 1999          of Compensation
------------------                                      ------------------          ---------------
General American Capital Company
 Money Market Fund (advisory relationship)..............   $311 million    0.125% of average daily net assets

Sage Life Investment Trust
 Money Market Fund (sub-advisory relationship)..........   $ 35 million    0.15% of average daily net assets

  Conning currently does not have any arrangements with General American Capital Company or Sage Life Investment Trust to waive any portion of such fees.

  Section 15(f) of the 1940 Act provides that when a change in control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the change in control, or any express or implied terms, conditions or understandings applicable there. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory and other services). To avoid any "unfair burden" being imposed on the Fund, certain extraordinary expenses incurred by the Fund on account of the MetLife Transaction, such as proxy expenses, will be paid directly by either Conning or one of its affiliates. The second conditions is that, during the three-year period immediately following consummation of the transaction, at least 75% of the investment company's board of directors must not be "interested persons" of the investment adviser or predecessor investment adviser within the meaning of the 1940 Act. No interested person of Conning or MetLife or any of their affiliates within the meaning of the 1940 Act is a director of the Fund, and no such person will serve on the Fund's Board of Directors during such period if such service would cause this condition to be violated.

  Payments to Affiliates. Mercantile Trust Company National Association ("Mercantile Trust"), an indirect wholly-owned subsidiary of Firstar Corporation, serves as the custodian of the Portfolio's assets. The Fund pays Mercantile an annual fee for its custodial services equal to $.20 for each $1,000 of the Portfolio's average daily net assets, calculated daily and paid monthly. For the period February 16, 1999 (commencement of operations) through November 30, 1999, the Portfolio paid Mercantile Trust custody fees of $18,067.74.

  Affiliates of Conning are entitled to receive fees ("Plan Fees") under the Shareholder Services Plan ("Plan") adopted by the Fund with respect to the Portfolio. Plan Fees may not exceed the annual rates of .25% and .50% of the average daily net assets of the Portfolio for shareholder liaison services and/or administrative support services, respectively. The Fund expects to limit the Portfolio's payments for shareholder liaison and administrative support services under the Plan to an aggregate fee of not more than .67% (on an annualized basis) of the Portfolio's average daily net assets during the current fiscal year. This limitation may be revised or discontinued at any time. For the period February 16, 1999 (commencement of operations) through November 30, 1999, Plan Fees paid by the Portfolio to affiliates of Conning totalled $587,179.46 (net of waivers).

  It is expected that the entities named above will continue to provide the services described to the Portfolio after the Meeting.

  Current Agreement. The Current Agreement was approved by the Fund's Board of Directors on October 20, 1998, was approved by the sole shareholder of the Portfolio on February 11, 1999, and was last approved by the Fund's Board of Directors on October 19, 1999.

  Administrator and Distributor. BISYS Fund Services Ohio, Inc. (the "Administrator") serves as the Fund's administrator. BISYS Fund Services (the "Distributor") serves as the exclusive distributor of the shares of the Fund. The Administrator and Distributor are both subsidiaries of The BISYS Group, Inc. The Administrator and Distributor's principal offices are located at 3435 Stelzer Road, Columbus, Ohio 43219.

  It is expected that on or before January 1, 2000, Firstar Mutual Fund Services, LLC ("FMFS"), an affiliate of MVA, will be appointed as co-administrator of the Fund. The principal offices of FMFS are located at 615 E. Michigan Street, Milwaukee, Wisconsin 53202.

                                 OTHER MATTERS

  The Fund does not intend to hold Annual Meetings of Shareholders except to the extent that such meetings may be required under the 1940 Act or state law. Shareholders who wish to submit proposals for inclusion in the Proxy Statement for a subsequent shareholder meeting should send their written proposals to the Fund at its principal office within a reasonable time before such meeting.

  No business other than the matter described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of the Portfolio.

Dated: December 10, 1999

  SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  THE FUND WILL FURNISH, WITHOUT CHARGE, COPIES OF THE FUND'S ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS TO ANY SHAREHOLDER UPON REQUEST. THE FUND'S ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS MAY BE OBTAINED FROM THE FUND BY WRITING TO THE FUND C/O CONNING MONEY MARKET PORTFOLIO, ATTN: TRANSFER AGENCY, 3435 STELZER ROAD, SUITE 1000, COLUMBUS, OH 43219, OR BY CALLING 1-800-232-9091.

                                   EXHIBIT A

                            SUB-ADVISORY AGREEMENT
                       (Conning Money Market Portfolio)

  AGREEMENT made as of [date], between Mississippi Valley Advisors Inc., a Missouri corporation (the "Adviser"), and Conning Asset Management Company, a Missouri corporation ("Sub-Adviser").

  WHEREAS, Mercantile Mutual Funds, Inc. (the "Fund") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

  WHEREAS, the Adviser has been appointed investment adviser to the Fund's Conning Money Market Portfolio (the "Portfolio");

  WHEREAS, the Adviser previously has retained Sub-Adviser to assist it in the provision of a continuous investment program for the Portfolio and Sub-Adviser currently is providing such assistance pursuant to a Sub-Advisory Agreement dated as of February 12, 1999;

  WHEREAS, Metropolitan Life Insurance Company is this day acquiring GenAmerica Corporation, which owns a controlling interest in Sub-Adviser (the "Transaction");

  WHEREAS, the Adviser desires to retain the Sub-Adviser to assist in the provision of a continuous investment program for the Portfolio following the Transaction and Sub-Adviser is willing to do so; and

  WHEREAS, the Board of Directors of the Fund has approved this Agreement, subject to approval by the shareholders of the Portfolio, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

  1. Appointment. The Adviser hereby appoints Sub-Adviser to act as sub-adviser to the Portfolio as permitted by the Adviser's Advisory Agreement with the Fund pertaining to the Portfolio. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

  2. Sub-Advisory Services. Subject to the supervision of the Fund's Board of Directors, Sub-Adviser will assist the Adviser in providing a continuous investment program for the Portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Portfolio. Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Portfolio's prospectus and resolutions of the Fund's Board of Directors applicable to the Portfolio.

  Without limiting the generality of the foregoing, Sub-Adviser further agrees that it:

    (a) will determine from time to time in consultation with the Adviser what securities and other investments will be purchased, retained or sold for the Portfolio;

    (b) will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer;

    (c) will manage the Portfolio's overall cash position;

    (d) will attend regular business and investment-related meetings with the Fund's Board of Directors and the Adviser if requested to do so by the Fund and/or the Adviser; and

    (e) will maintain books and records with respect to the securities transactions for the Portfolio, furnish to the Adviser and the Fund's Board of Directors such periodic and special reports as they may request with respect to the Portfolio, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to the Fund's Board meetings.

  3. Covenants by Sub-Adviser. Sub-Adviser agrees with respect to the services provided to the Portfolio that it:

    (a) will conform with all Rules and Regulations of the Securities and Exchange Commission;

    (b) will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

    (c) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).

  4. Services Not Exclusive. The services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser or any affiliated person (as defined in the 1940 Act) of Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Portfolio or
(ii) limit or restrict Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Portfolio is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Portfolio under this Agreement.

  5. Portfolio Transactions. Investment decisions for the Portfolio shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Portfolio and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Portfolio and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Portfolio and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained or sold by the Portfolio. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

  Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Portfolio's policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Portfolio and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub- Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities to the Portfolio and to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, or the Portfolio's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

  6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

  7. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio.

  8. Compensation.

  (a) For the services provided and the expenses assumed with respect to the Portfolio pursuant to this Agreement, Sub-Adviser will be entitled to a fee, computed daily and payable monthly, from the Adviser, calculated at the annual rate of .30% of the first $1.5 billion of the Portfolio's average daily net assets, plus .25% of the next $1 billion of average daily net assets, plus
 .15% of average daily net assets in excess of $2.5 billion.

  (b) If the Adviser reimburses the Fund, pursuant to Section 8(b) of the Advisory Agreement, with respect to the Portfolio, the Sub-Adviser will bear its share of the amount of such reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees otherwise payable to it hereunder with respect to the Portfolio to the aggregate fees otherwise payable by the Fund to the Adviser under the Advisory Agreement with respect to the Portfolio.

  9. Standard of Care; Limitation of Liability. Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub- Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

  10. Reference to Sub-Adviser. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Portfolio, which references shall not differ in substance from those included in the current registration statement pertaining to the Portfolio, this Agreement and the Advisory Agreement between the Adviser and the Fund with respect to the Portfolio, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

  11. Duration and Termination. This Agreement shall become effective on the date of the consummation of the Transaction. Unless sooner terminated as provided herein, this Agreement shall continue until January 31, 2001, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Directors or vote of the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by Adviser, Sub-Adviser or by the Fund's Board of Directors or by vote of the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940
Act).

  12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Portfolio until approved in accordance with the 1940 Act.

  13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

              To the Sub-Adviser at:
              700 Market Street
              St. Louis, MO 63101

              To the Adviser at:
              One Mercantile Center
              7th and Washington Streets
              Suite 2100
              St. Louis, MO 63101

              To the Fund at:
              c/o W. Bruce McConnel, III, Esq.
              Drinker Biddle & Reath LLP
              One Logan Square
              18th & Cherry Streets
              Philadelphia, PA 19103-6996

  14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Missouri law.

  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                           [SIGNATURE LINES OMITTED]

                        CONNING MONEY MARKET PORTFOLIO
                                      OF
                         MERCANTILE MUTUAL FUNDS, INC.


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MERCANTILE MUTUAL FUNDS, INC. (THE "FUND") FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS OF THE CONNING MONEY MARKET PORTFOLIO (THE "PORTFOLIO") TO BE HELD ON JANUARY 21, 2000, AT 10:00 A.M. EASTERN TIME, AT THE OFFICES OF BISYS FUND SERVICES OHIO, INC., 3435 STELZER ROAD, COLUMBUS, OHIO 43219.

     THE UNDERSIGNED HEREBY APPOINTS R. JEFFREY YOUNG, BRECKE E. SWEETING AND SUE A. WALTERS, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, AS PROXIES OF THE UNDERSIGNED TO VOTE AT THE ABOVE-STATED SPECIAL MEETING, AND AT ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, ALL SHARES OF CLASS T COMMON STOCK REPRESENTING INTERESTS IN THE PORTFOLIO HELD OF RECORD BY THE UNDERSIGNED ON NOVEMBER 19, 1999, THE RECORD DATE FOR THE MEETING, UPON THE FOLLOWING MATTER AND UPON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING, IN THEIR DISCRETION:


(1) Proposal to approve a new sub-advisory agreement between Mississippi Valley Advisors Inc. ("MVA") and Conning Asset Management Company ("Conning") with respect to the Portfolio, the terms of which are substantially identical to the terms of the current sub-advisory agreement between MVA and Conning with respect to the Portfolio, and which will become effective on the date that Conning becomes an indirect subsidiary of Metropolitan Life Insurance Company.

                [_]  For               [_]  Against         [_]  Abstain


(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSAL.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, DIRECTOR OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



__________________________             _____________________________________
SIGNATURE         DATE                 SIGNATURE (JOINT OWNERS)       (DATE)